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                                   BY-LAWS OF
                               OLSTEN CORPORATION
                            (A Delaware Corporation)


                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the stockholders of OLSTEN CORPORATION (hereinafter called the "Corporation") shall be held at 9:00 A.M. on the first Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday. At the annual meeting the stockholders shall elect a Board of Directors (hereinafter referred to as the "Board") and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be held on the day hereinabove provided for, the Board shall cause the meeting to be held as soon thereafter as convenient.

     Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called for any purpose or purposes at any time by the Board, the Chairman of the Board or the President, or at the request, in writing, of stockholders owning shares issued and outstanding and entitled to vote and entitled to cast at least one-fourth of the votes entitled to be cast on matters other than the election of directors.

     Section 3. Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting or unless the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

     Section 5. Quorum and Vote Required. Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time (hereinafter referred to as the "Restated Certificate of Incorporation"), or by these By-Laws, at all meetings of the stockholders the holders of shares entitled to cast a majority of the
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votes entitled to be cast at such meeting on all matters other than the election of directors, present in person or represented by proxy at the meeting, shall constitute a quorum for the transaction of business. The affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on any matter, other than the election of directors, present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     Where a separate vote by class or classes is required by applicable law or by the Restated Certificate of Incorporation, the holders of outstanding shares of such class or classes entitled to cast a majority of the votes entitled to be cast by such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter and, except with respect to the election of directors, the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by holders of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes.

     Directors shall be elected by a plurality of the votes entitled to be cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and, where a separate vote by a class or classes is required with respect to the election of directors, such election shall be by a plurality of the votes entitled to be cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors by such class or classes.

     In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the holders of shares of stock present in person or represented by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or in the absence or inability to act of the Chairman, the President, or in the absence or inability to act of the President, a Vice President, or in the absence of all of the foregoing, any person chosen by a majority of the votes entitled to be cast by those stockholders present, shall act as chairman of the meeting. The Secretary, or in his or her absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.






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     Section 8. Record Date.  In order that the  Corporation  may  determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

     Section 9. Proxies. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

     Section 10. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

     The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
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     Section  11.  Inspectors.  The Board  may,  in  advance  of any  meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report, in writing, of any challenge, request or matter determined by the inspectors and shall execute a certificate of any fact found by the inspectors. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

     Section 12. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall be determined by majority vote of the entire Board or by amendment of these By-Laws but, unless this By-Law is amended, shall not be more than twelve nor less than three. Directors need not
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be  stockholders.  Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Restated Certificate of Incorporation.

     Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may, from time to time, determine or as shall be specified in the notice or waiver of notice of such meeting.

     Section 4. Annual Meeting. The Board shall meet for the purpose of the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such annual meeting of the Board need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

     Section 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may, from time to time, determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

     Section 6. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

     Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, or overnight courier, addressed to a director at the director's residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

     Section 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the
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meeting  as  originally  called.  Except as  provided  in  Article  III of these
By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

     Section 9. Organization. At each meeting of the Board, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present shall act as Chairman of the meeting and preside thereat. The Secretary (or in his absence or inability to act, any person appointed by the Chairman) shall act as Secretary of the meeting and keep the minutes thereof.

     Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding shares entitling such holders to cast at least ten percent of the total number of the votes entitled to be cast by the holders of all shares at the time outstanding having the right to vote for directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

     Section 12. Removal of Directors. Except as otherwise provided in the Restated Certificate of Incorporation, or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of shares entitled to cast a majority of the votes entitled to be cast by the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Restated Certificate of Incorporation the foregoing provision shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole;
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and the  vacancy in the Board  caused by any such  removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

     Section 13. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

     Section 1. Executive and other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     Section 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7 of Article II. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board of Directors, the President, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), the Treasurer and the Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Such officers shall be elected, from time to time, by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his or her successor shall have been duly elected
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and shall have  qualified,  or until his or her death,  or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may, from time to time, elect or delegate to the Chairman of the Board or the President the power to appoint such other officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. Removal. Any officer or agent of the Corporation may be removed either with or without cause at any time by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, the Chairman of the Board or the President.

     Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     Section 5. Chairman of the Board of Directors. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He or she shall generally supervise the management of the business of the Corporation. He or she shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex-officio member of all committees of the Board and shall perform such other duties as may, from time to time, be assigned by the Board.

     Section 6. President. The President shall direct all subordinate officers, agents and employees reporting to the President and see to it that their duties are properly performed and shall perform such other duties as may, from time to time, be assigned by the Board or the Chairman the Board.

     Section 7. Vice Presidents. The Executive Vice President(s), the Senior Vice President(s) and each Vice President shall have such powers and perform all such duties as, from time to time, may be assigned to them by the Board, Chairman of the Board or the President.

     Section 8. The Treasurer. The Treasurer shall:

        (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation;
        (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;
        (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board;
        (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

        (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor;
        (f) render to the Chairman of the Board and the Board, whenever the Board may require, an account of the financial condition of the Corporation; and
        (g) in general, perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned by the Board, the Chairman of the Board or the President.

     Section 9. The Secretary. The Secretary shall:
        (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;
        (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
        (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all ot documents to be executed on behalf of the Corporation under its seal;
        (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
        (e) in general, perform all the duties incident to the office of Secretary and such other duties as, from time to time, may be assigned by the Board, the Chairman of the Board or the President.

     Section 10. Officers' Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

     Section 11. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed, from time to time, by the Board; provided, however, that the Board may delegate to the Chairman of the Board and President the power to fix the compensation of officers and agents appointed by them. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him or her.

                                    ARTICLE V
                                 INDEMNIFICATION

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

     Section 2. Right to Advancement of Expenses. The right to indemnification conferred to in Section 1 of this Article V shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

     Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or, if serving at the request of the Corporation, as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE VI
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     Section 1. Execution of Contracts. Except as otherwise required by statute, the Restated Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may, from time to time, direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     Section 2. Loans. Unless the Board shall otherwise determine, either (a) the Chairman of the Board or President, singly, or (b) any Vice President, the Treasurer or the Secretary, together with either the Chairman of the Board or President, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

     Section 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall, from time to time, be authorized by the Board.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board may, from time to time, designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may, from time to time, be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

     Section 5. General and Special Bank Accounts. The Board may, from time to time, authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may, from time to time, be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

     Section 6. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or a Vice President or the Treasurer may, from time to time, appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent, in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII
                                  SHARES, ETC.

     Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by such holder. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

     Section 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board may, from time to time, determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

     Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

     Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board, in its absolute discretion, shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

     Section 6. Stockholder's Right of Inspection. Any person who shall have been a stockholder of record of the Corporation for at least six months immediately preceding his or her demand, or any person holding, or thereunto authorized by the holders of, at least five percent of the outstanding shares of stock of the Corporation, shall, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 7. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                  ARTICLE VIII
                                     OFFICES

     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be at 32 Loockerman Square, Dover, Delaware or such other office within the State of Delaware as the Board of Directors may determine, from time to time.

     Section 2. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board shall, from time to time, determine or the business of the Corporation may require.


                                   ARTICLE IX
                                   FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board.

                                    ARTICLE X
                                      SEAL

     The Board shall provide a corporate seal, which shall be in the form of two concentric circles and bear the name of the Corporation and the words and figures "Corporate Seal 1967, Delaware".

                                   ARTICLE XI
                                   AMENDMENTS

     These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the total votes of the appropriate class, present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendments or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting. These By-Laws may also be amended or repealed, or new By-Laws may be adopted, by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; and provided, further, that By-Laws adopted by the Board may be amended or repealed by the stockholders as hereinabove provided.